Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces First Quarter 2019 Results and Provides an Update on Operations and Other Activities

DENVER, COLORADO — May 9, 2019 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”) today announced its first quarter 2019 results and provided an update on recent well results, operations and other matters.

Net production for the three months ended March 31, 2019 averaged 17,089 barrels of oil equivalent per day (Boe/d).  Production was comprised of 60% oil, 19% natural gas liquids (NGLs) and 21% natural gas for the quarter.  Unexpected downtime on 3rd party sour gas takeaway outlets in Monument Draw led to lower volumes than expected during the quarter.  Halcón’s recently constructed sour gas treating plant became operational in Monument Draw in early April 2019.  The treating plant is currently operating as planned which should reduce the Company’s reliance on 3rd party sour gas sales outlets going forward.  Halcón is currently producing approximately 20,400 Boe/d net (57% oil, 19% NGL and 24% gas).

Halcón generated total revenues of $51.9 million for the first quarter of 2019.  The Company reported a net loss available to common stockholders of $(336.6) million or net loss per basic and diluted share of $(2.12) for the first quarter of 2019.  After adjusting for selected items (see Selected Item Review and Reconciliation table for additional information), the Company generated a net loss of $(1.7) million, or $(0.01) per diluted share for the first quarter of 2019.  Adjusted EBITDA (see EBITDA Reconciliation table for additional information) totaled $21.9 million for the first quarter of 2019.

Excluding the impact of hedges, Halcón realized 90% of the average NYMEX oil price, 31% of the average NYMEX oil price for NGLs and 25% of the average NYMEX natural gas price (see Selected Operating Data table for additional information) during the first quarter of 2019.    Realized hedge gains totaled approximately $3.4 million during the first quarter.

Total operating costs per unit, after adjusting for selected items (see Selected Operating Data table for additional information), were $21.73 per Boe for the first quarter of 2019, compared to $21.14 per Boe for the fourth quarter of 2018.  This increase in per unit total operating costs was primarily driven by increased water disposal costs associated with the Company’s previously announced water infrastructure divestiture.

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Liquidity and Capital Spending

Halcón recently completed its spring 2019 borrowing base redetermination in which its senior revolving credit facility borrowing base was set at $225 million.  As of March 31, 2019, pro forma for the $225 million borrowing base, Halcón’s liquidity was $118 million consisting of $0.2 million in cash on hand plus $120 million available under the revolving credit facility less $2 million in letters of credit outstanding.

During the first quarter of 2019, Halcón incurred capital costs of approximately $72 million on drilling and completions and $29 million on infrastructure, seismic and other.

Hedging Update

As of May 5, 2019, Halcón has ~13,763 barrels per day (Bbl/d) of oil hedged for the last nine months of 2019 at an average price of $56.75 per barrel.  For 2020, the Company has ~6,695 Bbl/d of oil hedged at an average price of $58.33 per barrel.  Halcón also has Midland vs. Cushing basis differential swaps in place for ~7,316 Bbl/d for the last nine months of 2019 at an average swap price of -$4.23 per barrel.  The Company also has Magellen East Houston vs. Cushing basis swaps in place for ~5,000 Bbl/d in the fourth quarter of 2019 at +$3.72 per barrel and ~9,000 Bbl/d in 2020 at +$2.95 per barrel.

As of May 5, 2019, Halcón had 24,000 MMBtu/d of natural gas hedged for the last nine months of 2019 at an average price of $2.81 per MMBtu.  The Company had WAHA vs. NYMEX basis differential swaps in place for 25,500 MMBtu/d for last nine months of 2019 at an average swap price of -$1.18 per MMBtu/d.

As of May 5, 2019, Halcón had ~4,000 barrels per day of natural gas liquids hedged for 2019 at $29.33 per barrel.

Strategic and Financial Alternatives Update

In late March 2019 Halcón engaged Tudor Pickering and Holt and Perella Weinberg Partners to assist the Company in evaluating strategic and financial alternatives. These alternatives may include the sale or merger of the Company, select asset sales and/or other financing options that would replace the Halcón’s existing senior revolving credit facility. The Company does not expect to comment further unless and until a specific transaction is approved by its Board of Directors or the Company otherwise decides further disclosure is appropriate or required.

Operations Update

The Company is currently running two operated rigs in Monument Draw.  Halcón plans to continue to run two operated rigs in Monument Draw for the remainder of 2019 but may elect

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to drop to one rig focused on Monument Draw pending the outcome of its strategic and financial alternative process.

Halcón recently put online four new Wolfcamp wells in Monument Draw.  Two of these wells were completed with lateral lengths around 5,000 feet while two were completed with lateral lengths of around 7,500 feet.  The 30-day peak rates on the two 5,000 feet wells averaged approximately 1,002 Boe/d (84% oil).  The two 7,500 feet wells have not yet reached peak rates but are currently producing in excess of 900 Boe/d (82% oil).  Halcón also recently brought the previously shut-in Sealy Ranch 7506H well back online and this well is expected to continue to increase in production over the coming weeks.  The Company plans to put an additional eight to ten gross operated wells online in Monument Draw over the remainder of 2019 (assuming two rigs running).

Halcón incurred approximately $9.2 million in non-recurring H2S treating costs in Monument Draw in the first quarter of 2019 which was down from the $20.1 million incurred in the fourth quarter of 2018.  These costs declined in the first quarter as the total gas production in Monument Draw declined in the first quarter and the Company utilized more 3rd party sour gas sales outlets vs. the fourth quarter.  Halcón’s recently completed Valkyrie sour gas treatment plant went into operation in early April and is currently treating the majority of the Company’s gas in Monument Draw.  Average inlet H2S concentrations at the plant have been between 30,000 and 35,000 PPM of H2S with zero PPM coming out the tailgate of the plant.  Halcón expects future treating costs using the Valkyrie plant at these assumed H2S concentrations to be approximately $2.50 to $3.00/Mcf, which is significantly lower than the well-level chemical treating costs the Company has incurred in recent quarters.  Once treated, this sweet gas is sold to Salt Creek Midstream under a firm contract Halcón entered into in 2018.  In addition to treating gas through the Company-owned Valkyrie plant, Halcón has two 3rd party sour gas sales outlets for its gas in Monument Draw.  The combined treating/takeaway capacity of the Valkyrie plant along with 3rd party sour gas sales outlets should provide enough capacity for the Company to continue to develop Monument Draw with a two rig program over the next year.   Halcón also recently submitted a permit application for an acid gas injection (AGI) well with the Texas Railroad Commission.  The Company expects to know whether this permit is approved in the third quarter of 2019.  If approved, construction would begin as soon as necessary materials are procured and is expected to take 7-10 months to complete and commission for operation.  An owned and operated AGI well would significantly further reduce the treating cost for the Company’s Monument Draw gas while at the same time significantly enhancing Halcón’s treating capacity in Monument Draw.

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Conference Call and Webcast Information

Halcón Resources Corporation (NYSE:HK) has scheduled a conference call for Friday, May 10, 2019, at 11:00 a.m. EDT (9:00 a.m. MDT).  To participate in the conference call, dial (877) 451-6152 for domestic callers, and (201) 389-0879 for international callers a few minutes before the call begins and reference Halcón Resources conference ID 13690166.  The conference call will also be webcast live over the Internet on Halcón Resources’ website at http://www.halconresources.com in the Investors section under Events and Presentations.

About Halcón Resources

Halcón Resources Corporation is an independent energy company focused on the acquisition, production, exploration and development of liquids-rich onshore oil and natural gas assets in the United States.

For more information contact Quentin Hicks, Executive Vice President - CFO & Treasurer, at 303-802-5541 or qhicks@halconresources.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements.  Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance.  Forward-looking statements may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “projects”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (SEC), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

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HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$45,517	$43,069
Natural gas	1,461	2,319
Natural gas liquids	4,945	3,712
Total oil, natural gas and natural gas liquids sales	51,923	49,100
Other	(7)	155
Total operating revenues	51,916	49,255

Operating expenses:
Production:
Lease operating	14,186	4,915
Workover and other	2,646	1,361
Taxes other than income	2,893	3,029
Gathering and other	14,869	6,422
Restructuring	11,271	101
General and administrative	4,608	15,210
Depletion, depreciation and accretion	29,975	15,991
Full cost ceiling impairment	275,239	—
(Gain) loss on sale of oil and natural gas properties	—	3,679
(Gain) loss on sale of Water Assets	885	—
Total operating expenses	356,572	50,708
Income (loss) from operations	(304,656)	(1,453)
Other income (expenses):
Net gain (loss) on derivative contracts	(64,799)	5,903
Interest expense and other	(12,589)	(7,048)
Total other income (expenses)	(77,388)	(1,145)
Income (loss) before income taxes	(382,044)	(2,598)
Income tax benefit (provision)	45,485	—
Net income (loss)	$(336,559)	$(2,598)

Net income (loss) per share of common stock:
Basic	$(2.12)	$(0.02)
Diluted	$(2.12)	$(0.02)
Weighted average common shares outstanding:
Basic	158,549	153,884
Diluted	158,549	153,884

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	March 31, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$195	$46,866
Accounts receivable	41,399	35,718
Receivables from derivative contracts	11,223	57,280
Prepaids and other	8,640	4,788
Total current assets	61,457	144,652
Oil and natural gas properties (full cost method):
Evaluated	1,594,171	1,470,509
Unevaluated	927,618	971,918
Gross oil and natural gas properties	2,521,789	2,442,427
Less - accumulated depletion	(943,512)	(639,951)
Net oil and natural gas properties	1,578,277	1,802,476
Other operating property and equipment:
Other operating property and equipment	158,188	130,251
Less - accumulated depreciation	(9,942)	(8,388)
Net other operating property and equipment	148,246	121,863
Other noncurrent assets:
Receivables from derivative contracts	4,844	12,437
Operating lease right of use assets	4,879	—
Funds in escrow and other	1,135	2,181
Total assets	$1,798,838	$2,083,609

Current liabilities:
Accounts payable and accrued liabilities	$137,016	$157,848
Liabilities from derivative contracts	20,086	3,768
Current portion of long-term debt	105,000	—
Operating lease liabilities	1,868	—
Asset retirement obligations	—	126
Total current liabilities	263,970	161,742
Long-term debt, net	613,493	613,105
Other noncurrent liabilities:
Liabilities from derivative contracts	7,341	9,139
Asset retirement obligations	6,971	6,788
Operating lease liabilities	3,095	—
Deferred income taxes	50,305	95,791
Commitments and contingencies
Stockholders’ equity:
Common stock: 1,000,000,000 shares of $0.0001 par value authorized; 164,320,437 and 160,612,852 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	16	16
Additional paid-in capital	1,088,545	1,095,367
Retained earnings (accumulated deficit)	(234,898)	101,661
Total stockholders’ equity	853,663	1,197,044
Total liabilities and stockholders’ equity	$1,798,838	$2,083,609

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$(336,559)	$(2,598)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion, depreciation and accretion	29,975	15,991
Full cost ceiling impairment	275,239	—
(Gain) loss on sale of oil and natural gas properties	—	3,679
(Gain) loss on sale of Water Assets	885	—
Deferred income tax provision (benefit)	(45,485)	—
Stock-based compensation, net	(6,782)	3,581
Unrealized loss (gain) on derivative contracts	68,169	(11,113)
Amortization of deferred loan costs	404	292
Amortization of discount and premium	55	132
Other income (expense)	1,408	106
Cash flows from operations before changes in working capital	(12,691)	10,070
Changes in working capital	(24,143)	(22,652)
Net cash provided by (used in) operating activities	(36,834)	(12,582)

Cash flows from investing activities:
Oil and natural gas capital expenditures	(81,068)	(127,885)
Proceeds received from sale of oil and natural gas properties	—	(4,034)
Acquisition of oil and natural gas properties	(2,809)	(132,464)
Other operating property and equipment capital expenditures	(30,553)	(30,721)
Proceeds received from sale of other operating property and equipment	—	1,899
Funds held in escrow and other	(1)	157
Net cash provided by (used in) investing activities	(114,431)	(293,048)

Cash flows from financing activities:
Proceeds from borrowings	124,000	206,000
Repayments of borrowings	(19,000)	—
Debt issuance costs	—	(3,371)
Common stock issued	—	63,480
Offering costs and other	(406)	(2,475)
Net cash provided by (used in) financing activities	104,594	263,634

Net increase (decrease) in cash and cash equivalents	(46,671)	(41,996)

Cash and cash equivalents at beginning of period	46,866	424,071
Cash and cash equivalents at end of period	$195	$382,075

HALCÓN RESOURCES CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended March 31,
	2019	2018

Production volumes:
Crude oil (MBbls)	921	693
Natural gas (MMcf)	1,941	886
Natural gas liquids (MBbls)	293	146
Total (MBoe)	1,538	987
Average daily production (Boe/d)	17,089	10,967
Average prices:
Crude oil (per Bbl)	$49.42	$62.15
Natural gas (per Mcf), as adjusted (1)	0.79	2.62
Natural gas liquids (per Bbl)	16.88	25.42
Total per Boe	33.76	49.75
Cash effect of derivative contracts:
Crude oil (per Bbl)	$0.70	$(7.63)
Natural gas (per Mcf)	0.44	0.09
Natural gas liquids (per Bbl)	6.38	—
Total per Boe	2.19	(5.28)
Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$50.12	$54.52
Natural gas (per Mcf)	1.23	2.71
Natural gas liquids (per Bbl)	23.26	25.42
Total per Boe	35.95	44.47
Average cost per Boe:
Production:
Lease operating	$9.22	$4.98
Workover and other	1.72	1.38
Taxes other than income	1.88	3.07
Gathering and other, as adjusted (1)	2.92	5.55
Restructuring	7.33	0.10
General and administrative, as adjusted (1)	5.99	11.35
Depletion	18.41	14.65

(1) Represents natural gas average prices per Mcf, gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

Natural gas, as reported	$0.75	$2.62
Gas treating fees	0.04	—
Natural gas, as adjusted(2)	$0.79	$2.62
General and administrative:
General and administrative, as reported	$3.00	$15.41
Stock-based compensation:
Non-cash	4.41	(3.63)
Transaction costs and other:
Cash	(1.42)	(0.43)
General and administrative, as adjusted(3)	$5.99	$11.35
Gathering and other, as reported	$9.67	$6.51
Gas treating fees, rig stacking charges, and other	(6.75)	(0.96)
Gathering and other, as adjusted(4)	$2.92	$5.55
Total operating costs, as reported	$25.49	$31.35
Total adjusting items	(3.76)	(5.02)
Total operating costs, as adjusted(5)	$21.73	$26.33

(2) Natural gas, as adjusted, is a non-GAAP measure that excludes gas treating fees to remove hydrogen sulfide from natural gas produced from our Monument Draw properties. The Company believes that it is useful to understand the effects that these charges have on natural gas sales and that exclusion of such charges is useful for comparison to prior periods.

(3) General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plans, as well as other cash charges associated with certain transactions. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.

(4) Gathering and other, as adjusted, is a non-GAAP measure that excludes rig stacking charges, certain gas treating fees to remove hydrogen sulfide from natural gas produced from our Monument Draw properties and other costs.  The Company believes that it is useful to understand the effects that these charges have on gathering and other expense and total operating costs and that exclusion of such charges is useful for comparison to prior periods.

(5) Represents lease operating, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

HALCÓN RESOURCES CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
As Reported:
Net income (loss), as reported	$(336,559)	$(2,598)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$64,000	$(10,125)
Natural gas	(335)	(988)
Natural gas liquids	4,504	—
Total mark-to-market non-cash charge	68,169	(11,113)
Full cost ceiling impairment	275,239	—
(Gain) loss on sale of oil and natural gas properties	—	3,679
(Gain) loss on sale of Water Assets	885	—
Restructuring	11,271	101
Gas treating fees, rig stacking charges, transaction costs and other	12,893	1,219
Selected items, before income taxes	368,457	(6,114)
Income tax effect of selected items (1)	(33,609)	—
Selected items, net of tax	334,848	(6,114)

As Adjusted:
Net income (loss), excluding selected items	$(1,711)	$(8,712)

Basic net income (loss) per common share, as reported	$(2.12)	$(0.02)
Impact of selected items	2.11	(0.04)
Basic net income (loss) per common share, excluding selected items (2)	$(0.01)	$(0.06)

Diluted net income (loss) per common share, as reported	$(2.12)	$(0.02)
Impact of selected items	2.11	(0.04)
Diluted net income (loss) per common share, excluding selected items (2)(3)	$(0.01)	$(0.06)

Net cash provided by (used in) operating activities	$(36,834)	$(12,582)
Changes in working capital	24,143	22,652
Cash flows from operations before changes in working capital	(12,691)	10,070
Cash components of selected items	23,052	(24)
Income tax effect of selected items (1)	(4,841)	—
Cash flows from operations before changes in working capital, adjusted for selected items (2)	$5,520	$10,046

(1)  For the 2019 column, this represents tax impact using an estimated tax rate of 21.0%. This column include a $43.8 million adjustment for  the net change in valuation allowance and deferred tax liability.

(2) Net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results.  Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(3) The impact of selected items for the three months ended March 31, 2019 and 2018 was calculated based upon weighted average diluted shares of 158.5 million and 153.9 million, respectively, due to the net loss available to common stockholders, excluding selected  items.

HALCÓN RESOURCES CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended March 31,
	2019	2018

Net income (loss), as reported	$(336,559)	$(2,598)
Impact of adjusting items:
Interest expense	11,972	9,602
Depletion, depreciation and accretion	29,975	15,991
Full cost ceiling impairment	275,239	—
Income tax provision (benefit)	(45,485)	—
Stock-based compensation	(6,782)	3,581
Interest income	(61)	(1,165)
Restructuring	11,271	101
(Gain) loss on sale of other assets	416	(1,241)
(Gain) loss on sale of oil and natural gas properties	—	3,679
(Gain) loss on sale of Water Assets	885	—
Unrealized loss (gain) on derivatives contracts	68,169	(11,113)
Gas treating fees, rig stacking charges, transaction costs and other	12,893	1,219
Adjusted EBITDA(1)(2)	$21,933	$18,056

(1)  Adjusted EBITDA is a non-GAAP measure, which is presented based on management’s belief that it will enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(2)  Adjusted EBITDA for the three months ended March 31, 2019 excludes approximately $9.2 million of costs to remove hydrogen sulfide from natural gas produced from the Company’s Monument Draw properties as a consequence of a third party pipeline temporarily going out of service.  The Company is temporarily allowed to exclude these non-recurring costs for purposes of calculating certain debt covenants under its Senior Credit Agreement through the first quarter of 2019.